Exhibit 1.1
                            ARTICLES OF INCORPORATION
                                       OF
                           SPRINGFIELD FINANCIAL, INC.

                                    ARTICLE I

     The name of the Corporation is Springfield Financial, Inc.

                                   ARTICLE II

     This corporation is organized under the laws of the State of Colorado.

                                   ARTICLE III

     The period of duration of the corporation shall be perpetual.

                                   ARTICLE IV

     The nature of the business of the corporation, the purposes for which it is organized and its powers are as follows:

     1. To engage in the transaction of all lawful business or pursue any other lawful purposes for which a corporation may be organized under the laws of the State of Colorado.

     2. To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned.

          The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the exercise of other and further rights and powers which may now or hereafter be allowed or permitted by law.

                                    ARTICLE V

     1. The total number of shares of common stock which the corporation shall have authority to issue is 500,000,000, which shall consist of one class only, designated "common stock". Each of such shares shall have no par value.

     2. The total number of shares of preferred stock which the corporation shall have authority to issue is 50,000,000 shares which shall have no par value, and the rights and preferences of such shares shall be fixed and determined by resolution of the board of directors.

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     3.   The  corporation  shall have the right to impose  restrictions  of the transfer of all, or any part of, its shares and may become party to agreements entered into by any of its shareholders restricting transfer or encumbrance of any of its shares, or subjecting any of its shares to repurchase or resale obligations.

                                   ARTICLE VI

     Shareholders shall have no preemptive rights to acquire additional or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges, or stock rights or options.

                                   ARTICLE VII

     The shareholders, by vote or concurrence of a majority of the outstanding shares of the corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this Article, would require a two-thirds vote under the Colorado Corporation Code, as amended.

                                  ARTICLE VIII

     1. The business and affairs of the corporation shall be managed by a board of directors which shall be elected at the annual meeting of the shareholders, or at a special meeting called for that purpose.


     2. The initial board of directors shall consist of the following members, who shall serve until the first annual meeting of shareholders and until their successor be elected and qualified:

                         Director                    Address

                  Michael L. Schumacher       13111 E. Briarwood, #340
                                              Englewood, CO 80112

                  Joseph R. Olivieri          2037 St. Paul Ave.
                                              Bronx, NY 10461

                  Judie Loewen                1811 S. Quebec Way
                                              Denver, CO 80231

                  Carroll Sorelle             600 - 26th St.
                                              Greeley, CO 80631

                  David A. Senseney           7935 E. Prentice Ave., #104
                                              Englewood, CO 80111

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     3.   The number of directors  may be  increased  or decreased  from time to time in the manner provided in the bylaws of the corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                                   ARTICLE IX

     Cumulative voting shall not be permitted in the election of directors.

                                    ARTICLE X

     The initial registered office of the corporation shall be 7935 E. Prentice Ave., #104, Englewood, CO 80111, and the initial registered agent at such address shall be David A. Senseney.

                                   ARTICLE XI

     No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or void able solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purposes if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purposes without counting the votes or consents of such interested directors; or
(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE XII

     1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonable believed to be in the best interests of the corporation and , with respect of any criminal action or proceeding, had no reasonable cause

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          to believe his conduct was unlawful.  The  termination  of any action, suit or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in the best interests of the corporation; but no liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     3. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this
          Article XII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. Any indemnification under Paragraph 1 or 2 of this Article XII (unless ordered by a Court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standards or conduct set forth in said paragraph 1 or 2. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel is a written opinion, or by the shareholders.

     5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in paragraph 4 of this Article XII upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this
          Article XII.

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     6.   The  indemnification  provided by this Article XII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation, any bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

                                  ARTICLE XIII

     The name and address of the incorporator is:

     David A. Senseney
                                                 7935 E. Prentice Ave., #104
                                                 Englewood, CO 80111

     Executed this 22nd day of February, 1988.

                                                    /s/David A. Senseney
                                                    ---------------------

     STATE OF COLORADO

     County of Arapahoe

     I, Susan E. Reed, a notary public, hereby certify that on the 22nd day of February, 1988, personally appeared before me he, who, being by me first duly sworn, declared that he is the person who signed the foregoing documents as incorporator, and that the statements contained therein are true.

     IN WITNESS THEREOF, I have hereunto set my hand and seal this 22nd day of February, 1988.

     My commission expires: My Commission Expires May 30, 1990.
                            ----------------------------------

                                             /s/Susan E. Reed
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